                                                                   Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the KeyCorp Registration Statements (Form S-8 No. 33-45518, No. 33-46278, and No. 33-54819) pertaining to the KeyCorp 401(k) Savings Plan of our report dated June 21, 1996, with respect to the financial statements and schedules of the KeyCorp 401(k) Savings Plan included in this Annual Report (Form 11-K) for the period ended December 31, 1995.





                                                          /s/  Ernst & Young LLP



Cleveland, Ohio
June 21, 1996